UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

APA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40144	86-1430562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	APA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The State of Delaware amended Section 102(b)(7) of the General Corporation Law (the “DGCL”) to allow a corporation incorporated in that state to include in its certificate of incorporation an exculpation provision (the “Officer Exculpation Provision”) eliminating or limiting the personal liability of an officer to the corporation or its stockholders for monetary damages for breach of the officer’s duty of care, subject to the limitations set forth in the DGCL.

The Board of Directors (the “Board”) of APA Corporation (the “Company”) approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to add an Officer Exculpation Provision and recommended its approval by the Company’s shareholders in the form of the Certificate of Amendment to the Charter (the “Charter Amendment”) included as Appendix A to the Company’s 2023 proxy statement. At the annual meeting of shareholders of the Company held on May 23, 2023, the shareholders approved the Charter Amendment, and the Company subsequently filed it with the Secretary of State of the State of Delaware, effective as of 10:46 A.M. (Eastern Time) on May 24, 2023.

The above description of the Charter Amendment is a summary of the material terms thereof and is qualified in its entirety by reference to the completed Charter Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on May 23, 2023, there were 309,468,833 shares of the Company’s common stock, par value $0.625 per share, eligible to vote, of which 264,733,206 shares, or 85.54 percent, were voted. The matters voted upon, the number of votes cast for or against, and the number of abstentions and broker non-votes were as stated below.

Proposals 1–10 — Election of Directors. The following nominees for directors were elected to serve one-year terms expiring at the 2024 annual meeting of shareholders by the majority of shares voted, excluding abstentions and broker non-votes.

Nominee	For	Against	Abstentions	Broker Non-Votes
Annell R. Bay	205,168,394	23,869,059	332,665	35,363,089
John J. Christmann IV	226,740,586	2,305,151	324,381	35,363,089
Juliet S. Ellis	222,503,654	6,530,728	335,735	35,363,089
Charles W. Hooper	224,006,567	5,009,606	353,944	35,363,089
Chansoo Joung	218,120,824	10,911,886	337,406	35,363,089
H. Lamar McKay	222,729,685	6,295,477	344,956	35,363,089
Amy H. Nelson	223,359,985	5,674,454	335,679	35,363,089
Daniel W. Rabun	224,905,477	4,131,488	333,152	35,363,089
Peter A. Ragauss	226,418,854	2,607,952	343,312	35,363,089
David L. Stover	226,605,393	2,429,437	335,288	35,363,089

Proposal 11 — Ratification of Appointment of Independent Auditor. The appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2023 was ratified by the majority of shares voted, excluding abstentions and broker non-votes.

For	Against	Abstentions	Broker Non-Votes
255,973,436	8,373,532	386,238	–

Proposal 12 — Non-Binding Advisory Vote on Executive Compensation. In a non-binding advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2023 proxy statement (commonly known as “say on pay”), the compensation of the Company’s named executive officers was approved by the majority of shares voted, excluding abstentions and broker non-votes.

For	Against	Abstentions	Broker Non-Votes
216,122,313	12,645,364	602,440	35,363,089

Proposal 13 — Non-Binding Advisory Vote on Frequency of Advisory Vote on Executive Compensation. In a non-binding advisory vote on the frequency of the advisory vote to approve the compensation of the Company’s named executive officers (commonly known as “say when on pay”), the frequency of “one year” was approved by the majority of shares voted, excluding abstentions and broker non-votes.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
225,544,037	355,858	3,081,998	388,224	35,363,089

After the annual meeting, the Board considered the outcome of this vote and determined that the Company will hold future non-binding advisory votes to approve the compensation of the Company’s named executive officers every year until the Board otherwise determines that a different frequency for such non-binding advisory vote is in the best interest of the Company or until the next required vote on the frequency of such votes.

Proposal 14 — Approval of the Charter Amendment. The Charter Amendment, as described in the Company’s 2023 proxy statement and in Item 5.03 above, was approved by the majority of shares outstanding.

For	Against	Abstentions	Broker Non-Votes
184,431,625	44,144,546	793,946	35,363,089

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APA CORPORATION

Date: May 25, 2023	By:	/s/ Rajesh Sharma
Rajesh Sharma
Corporate Secretary